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Exhibit 10.18
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August 31, 1998


Mr. Robert E. T. Lackey
1907 Buckingham Road
Mundelein, IL 60060

Dear Bob:

This will serve to formalize the commitment that Borg-Warner Security Corporation and/or its affiliates ("Company") agrees to provide you in the event that you are involuntarily terminated by the Company in the event of a Change-In-Control, or within eighteen (18) months after a Change-In-Control.

The benefits to be either paid or provided to you ("Benefits") will be as follows:

1. Your full base salary (plus all other amounts being paid to you, or on your behalf, including, but not limited to, any compensation, retirement, or insurance plan(s) of the Company) through your date of termination ("Termination Date");

2.   Within ten (10) business days after your Termination Date:

          a. a lump sum payment equal to eighteen (18) months' full base salary,

          b. the amount equal to the prior year's annual bonus award, and

          c. the amount equal to eighteen (18) months' Company contribution (including any matching contributions) which would have been made by the Company to the retirement plan on account of your participation therein;

          d. The amount of your current year's annual bonus award prorated for the number of months, or portion thereof, actually completed in the year;

4. For a period ending the earlier of either eighteen (18) months from your Termination Date, or the date on which you and your family are covered by comparable benefits, the Company will provide you and your family with insurance coverages substantially similar to the insurance coverages in force on your Termination Date (subject to your continued payment of any premiums that you were paying prior to your Termination Date and your right to elect full COBRA coverage thereafter); and

5. Outplacement services by a qualified outplacement agency selected by you and agreed to by the Company for a period not to exceed the earlier of the date of your new employment, or eighteen (18) months after your Termination Date.
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Mr. Robert E. T. Lackey
August 31, 1998
Page 2



You will not be required to mitigate the amount of any payment set forth herein, nor will any Benefit be reduced or offset (except as specifically stated herein) by any subsequent employment.

As a condition of your receipt of the Benefits, you and the Company will execute a mutually satisfactory release agreement.

Any payments made to you will be subject to appropriate taxes and withholdings.

A "Change-in-Control" of the Corporation shall be defined as set forth on Exhibit A attached to and made a part of this agreement.

Nothing herein is intended, or is to be construed, as a waiver by you of your right to receive any benefits or payments payable to you pursuant to any retirement or disability plan of the Company in which you are a participant.

This Agreement will be binding upon the Company and any of its successors or assigns whether direct or indirect, by purchase, merger, consolidation or otherwise.


Borg-Warner Security Corporation

     /s/ J. Joe Adorjan
By________________________________
              J. Joe Adorjan

Agreed to and accepted this 31st day of August, 1998 in Chicago, Illinois

     /s/ Robert E. T. Lackey
By________________________________
             Robert E. T. Lackey
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                                   EXHIBIT A
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A Change-in-Control shall be deemed to have occurred if:


A. there is an acquisition by an individual, entity or group of beneficial ownership of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or

B. during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director (whose election or nomination for election was duly approved) cease for any reason to constitute a majority thereof; or

C. the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least 70% of the combined voting power of the voting securities of the Company or such surviving entity immediately after such merger or consolidation), or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.